Exhibit 99.1

800 Boylston St., Boston, Massachusetts 02199 56 Prospect St., Hartford, Connecticut 06103-2818
News Release

Eversource Energy Raises Common Dividend By 6%

HARTFORD, Conn. and BOSTON, Mass. (February 6, 2019) – The Board of Trustees of Eversource Energy (NYSE:ES) today approved a quarterly dividend of $0.535 per share, payable on March 29, 2019, to shareholders of record as of the close of business on March 5, 2019.

The March 2019 dividend represents an approximately 6 percent increase over the previous quarterly dividend level.

“This increase illustrates the long-term soundness of our strategy to grow our business at an attractive rate through operational excellence, financial strength and meeting the rising clean energy needs of New England energy consumers,” said Jim Judge, chairman, president and chief executive officer of Eversource Energy.

Eversource Energy operates New England’s largest energy delivery company with nearly 4 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.  It has approximately 317 million common shares outstanding.

MEDIA CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our transmission and distribution systems; ability or inability to commence and complete our major strategic development projects and opportunities; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology related to our current or future business model; increased conservation measures of customers and development of alternative energy sources; contamination of, or disruption in, our water supplies; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov.  All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results.  You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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